VOTING AGREEMENT

     VOTING AGREEMENT, dated as of February 9, 2007 (this "Agreement"), by and among the stockholders listed on the signature page(s) hereto (collectively, the "Stockholders" and each individually, a "Stockholder"), and Lear Corporation, a Delaware corporation (the "Company"). Capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to them in the Merger Agreement (as defined below).

                                    RECITALS

     WHEREAS, as of the date hereof, the Stockholders beneficially own an aggregate of 11,994,944 shares of common stock of the Company, as set forth on
Schedule I hereto (such shares, or any other voting or equity securities of the Company hereafter acquired by any Stockholder prior to the termination of this Agreement, being referred to herein collectively as the "Shares");

     WHEREAS,  concurrently  with  the  execution  of this  Agreement,  AREP Car
Holdings Corp., a Delaware corporation (the "Parent"), AREP Car Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of Parent ("Merger Sub"), and the Company are entering into an Agreement and Plan of Merger, dated as of the date hereof (the "Merger Agreement"), pursuant to which, upon the terms and subject to the conditions thereof, Merger Sub will be merged with and into the Company, and the Company will be the surviving corporation (the "Merger"); and

     WHEREAS, as a condition to the willingness of the Company to enter into the Merger Agreement, the Company has required that the Stockholders agree, and in order to induce the Company to enter into the Merger Agreement the Stockholders are willing, to enter into this Agreement.

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereby agree, severally and not jointly, as follows:

Section 1. Voting of Shares.

     Each Stockholder covenants and agrees that until the termination of this Agreement in accordance with the terms hereof, at the Company's special meeting of stockholders or any other meeting of the stockholders of the Company, however called, and in any action by written consent of the stockholders of the Company, such Stockholder will vote, or cause to be voted, all of such Stockholder's respective Shares owned at the record date for such meeting or consent (i) in favor of the adoption of the Merger Agreement and the approval of the Merger contemplated by the Merger Agreement and any actions required in furtherance thereof, as the Merger Agreement may be modified or amended from time to time (provided, however, that the merger consideration is no less than $36 per share in cash net to the Company's stockholders) and (ii) in favor of any Alternative Acquisition Agreement (provided, however, that the merger consideration is no less than $36 per share in cash net to the Company's stockholders) including, in each case, any other matter on the ballot related to the Merger Agreement or an Alternative Acquisition Agreement. This Agreement does not relate to any non voting securities of the Company, or to derivatives, swaps or other arrangements with respect to shares of capital stock of the Company where the Stockholder has no right to vote or direct the vote of such shares.

Section 2. Transfer of Shares.

     (a) Each Stockholder covenants and agrees that such Stockholder will not directly or indirectly (i) sell, assign, transfer, tender, pledge, encumber or otherwise dispose of any of the Shares, (ii) deposit any of the Shares into a voting trust or enter into a voting agreement or arrangement with respect to the Shares or grant any proxy or power of attorney with respect thereto that is inconsistent with this Agreement or (iii) enter into any contract, option or other arrangement or undertaking with respect to the direct or indirect sale, assignment, transfer, tender, pledge, encumbrance, or other disposition of any Shares; provided, however, that notwithstanding the foregoing a Stockholder may transfer Shares or agree to transfer Shares to any Affiliate of the Stockholder, including , but not limited to Parent or Merger Sub, provided that in each such case the transferee agrees in writing to be bound by this Agreement. Nothing herein shall restrict or otherwise limit the encumbrance or pledge of Shares pursuant to margin and/or other pledge arrangements, provided that in the event of any new margin or pledge arrangement, the voting rights of such Shares shall be subject to Section 1 hereof

     (b) Each Stockholder agrees to extend the Effectiveness Deadline (as such term is defined in the Stock Purchase Agreement) to a day sixty (60) days after any termination of the Merger Agreement.

Section 3. Waiver of Appraisal Rights.

     Each Stockholder hereby waives, to the full extent of the law, and agrees not to assert any appraisal rights pursuant to Section 262 of the DGCL or otherwise in connection with the Merger with respect to any and all Shares held by the undersigned of record or beneficially owned.

Section 4. Representations and Warranties of the Stockholders.

     Each Stockholder on his or its own behalf hereby severally represents and warrants to the Company with respect to such Stockholder and such Stockholder's ownership of the Shares as follows:

     (a) Number of Shares. Each Stockholder represents, warrants and agrees that
Schedule I annexed hereto sets forth, adjacent to the name of such stockholder, the number of Shares of which the Stockholder is the beneficial owner (it being understood and agreed that the beneficial ownership shall not include any rights with respect to derivatives, swaps or other arrangements). Each Stockholder represents, warrants and agrees that, as of the date hereof, those Shares on
Schedule I constitute all of the Shares of which such Stockholder has the power to vote or direct the vote. High River Limited Partnership and Koala Holding Limited Partnership represent that the Shares subject to this Voting Agreement are all of the Shares in which Carl C. Icahn or his affiliates have beneficial ownership or voting rights.

     (b) Power, Binding Agreement. The Stockholder is a limited partnership duly formed, under the laws of its state of formation and has full limited partnership power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Stockholder and the consummation of the transactions contemplated hereby have been duly and validly authorized by the appropriate governing body of the Stockholder, and, no other limited partnership proceedings on the part of the Stockholder are necessary to authorize the execution, delivery and performance of this Agreement by the Stockholder and the consummation of the transactions contemplated hereby. The Stockholder has duly and validly executed this Agreement and this Agreement constitutes a legal, valid and binding obligation of the Stockholder enforceable against the Stockholder in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting creditors' rights generally and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law).

Section 5. Representations and Warranties of the Company.

     Company represents and warrants to Stockholders as follows:

     (a) Power, Binding Agreement. Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the Merger Agreement by the Company and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by the Board of Directors of the Company, and, no other corporate proceedings on the part of the Company are necessary to authorize the execution, delivery and performance of this Agreement and the Merger Agreement by the Company and the consummation of the transactions contemplated hereby and thereby. The Company has duly and validly executed this Agreement and this Agreement constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting creditors' rights generally and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law).

Section  6.  Termination.

     Notwithstanding any other provision herein, the obligations of the Stockholders set forth in this Agreement shall not be effective or binding until after such time as the Merger Agreement is executed and delivered by Parent, Merger Sub and the Company. This Agreement shall terminate immediately upon the earlier of (i) termination of the Merger Agreement in accordance with its terms unless such termination is pursuant to Section 7.1(g) or 7.1(i) of the Merger Agreement, in which event this Agreement will terminate upon the termination of any obligation under the Alternative Acquisition Agreement for which the Stockholders are required to vote pursuant to the provisions set forth in
Section 1 hereof, and (ii) the Effective Time or in the event such an Alternative Acquisition Agreement is entered into, the consummation of the transaction contemplated by such Alternative Acquisition Agreement, or if earlier, the termination of such Alternative Acquisition Agreement. Upon such termination, this Agreement shall immediately become void, there shall be no liability hereunder on the part of the Stockholders and all rights and obligations of the parties to this Agreement shall cease.

Section 7. Specific Performance.

     The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity.

Section 8. Miscellaneous.

     (a) Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, between the parties with respect thereto. This Agreement may not be amended, modified or rescinded except by an instrument in writing signed by each of the parties hereto.

     (b) Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in a mutually acceptable manner in order that the terms of this Agreement remain as originally contemplated to the fullest extent possible.

     (c) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to the principles of conflicts of law thereof.

     (d) Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

     (e) Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly delivered (i) three business days after being sent by hand delivery in writing, by facsimile or electronic transmission, by registered or certified mail, return receipt requested, postage prepaid, or (ii) one business day after being sent for next business day delivery, fees prepaid, via a reputable nationwide overnight courier service, in each case to the intended recipient as set forth below:

        (i) if to a Stockholder to:

                           c/o Icahn Associates Corp.
                           767 Fifth Avenue, Suite 4700
                           New York, New York 10153
                           Attention: General Counsel
                           Facsimile:212-688-1158
                           Email: mweitzen@sfire.com

        (ii) if to Company to:

                           Lear Corporation
                           21557 Telegraph Road
                           Southfield, MI 48033
                           Attention:  Daniel A. Ninivaggi
                           Facsimile:  (248) 447-1677
                           E-Mail: dninivaggi@lear.com

        (ii) with a copy (which shall not constitute notice) to:

                           Winston & Strawn LLP
                           35 West Wacker Drive
                           Chicago, IL  60601
                           Attention: Bruce A. Toth, Esq.
                           Facsimile: (312) 558-5700
                           Email: btoth@winston.com

     (f) No Third Party Beneficiaries. This Agreement is not intended, and shall not be deemed, to confer any rights or remedies upon any person other than the parties hereto and their respective successors and permitted assigns.

     (g) Assignment. Except as provided in Section 2 hereof, neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of law or otherwise by any of the parties hereto without the prior written consent of the other parties and any such assignment without such prior written consent shall be null and void. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and permitted assigns.

     (h) Interpretation. When reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement, unless otherwise indicated. The headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice versa. Any reference to any federal, state, local or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." No summary of this Agreement prepared by the parties shall affect in any way the meaning or interpretation of this Agreement.

     (i) Submission to Jurisdiction. Each of the parties to this Agreement (i) consents to submit itself to the personal jurisdiction of any state or federal court sitting in the State of Delaware in any action or proceeding arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement, (ii) agrees that all claims in respect of such action or proceeding may be heard and determined in any such court, (iii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (iv) agrees not to bring any action or proceeding arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement in any other court. Each of the parties hereto waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety or other security that might be required of any other party with respect thereto. Any party hereto may make service on another party by sending or delivering a copy of the process to the party to be served at the address and in the manner provided for the giving of notices in Section 9(e). Nothing in this Section, however, shall affect the right of any party to serve legal process in any other manner permitted by law.

     (j) WAIVER OF JURY TRIAL. EACH OF THE COMPANY AND EACH STOCKHOLDER HEREBY IRREVOCABLY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THE ACTIONS OF THE COMPANY, THE COMPANY OR EACH STOCKHOLDER IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT OF THIS AGREEMENT.


                  [remainder of page left blank intentionally]

     IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be signed individually or by its respective duly authorized officer as of the date first written above.


HIGH RIVER LIMITED PARTNERSHIP



By:  /s/ Vincent J. Intrieri
     -----------------------
     Name:   Vincent J. Intrieri
     Title:  Authorized Signatory


KOALA HOLDING LIMITED PARTNERSHIP



By:  /s/ Vincent J. Intrieri
     -----------------------
     Name:   Vincent J. Intrieri
     Title:  Authorized Signatory


ICAHN PARTNERS MASTER FUND LP



By:  /s/ Keith A. Meister
     --------------------
     Name:   Keith A. Meister
     Title:  Authorized Signatory


ICAHN PARTNERS LP



By:  /s/ Keith A. Meister
     --------------------
     Name:   Keith A. Meister
     Title:  Authorized Signatory


LEAR CORPORATION



By:  /s/ Robert E. Rossiter
     ----------------------
     Name:   Robert E. Rossiter
     Title:  Chairman and Chief Executive Officer


                                   SCHEDULE I

                                                            NUMBER OF SHARES
STOCKHOLDER NAME                                            OF COMMON STOCK
----------------                                            -------------------
High River Limited Partnership                                   659,860

Koala Holding Limited Partnership                              1,739,131

Icahn Partners Master Fund LP                                  5,526,235

Icahn Partners LP                                              4,069,718


Total                                                         11,994,944